RE/MAX Country
Del Dawson
Ph: 9702851128 Fax: 9702851137

DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE SELLER AGENCY, BUYER AGENCY OR TRANSACTION-BROKERAGE.

BROKERAGE DISCLOSURE TO
☒BUYER ☐TENANT

DEFINITIONS OF WORKING RELATIONSHIPS

For purposes of this document, seller also means landlord (which includes sublandlord) and buyer also means tenant (which includes subtenant).

Seller's Agent: A seller's agent works solely on behalf of the seller to promote the interests of the seller with the utmost good faith, loyalty and fidelity. The agent negotiates on behalf of and acts as an advocate for the seller. The seller's agent must disclose to potential buyers all adverse material facts actually known by the seller's agent about the property. A separate written listing agreement is required which sets forth the duties and obligations of the broker and the seller.

Buyer's Agent: A buyer's agent works solely on behalf of the buyer to promote the interests of the buyer with the utmost good faith, loyalty and fidelity. The agent negotiates on behalf of and acts as an advocate for the buyer. The buyer's agent must disclose to potential sellers all adverse material facts actually known by the buyer's agent, including the buyer's financial ability to perform the terms of the transaction and, if a residential property, whether the buyer intends to occupy the property. A separate written buyer agency agreement is required which sets forth the duties and obligations of the broker and the buyer.

Transaction-Broker: A transaction-broker assists the buyer or seller or both throughout a real estate transaction by performing terms of any written or oral agreement, fully informing the parties, presenting all offers and assisting the parties with any contracts, including the closing of the transaction, without being an agent or advocate for any of the parties. A transaction-broker must use reasonable skill and care in the performance of any oral or written agreement, and must make the same disclosures as agents about all adverse material facts actually known by the transaction-broker concerning a property or a buyer's financial ability to perform the terms of a transaction and, if a residential property, whether the buyer intends to occupy the property. No written agreement is required.

Customer: A customer is a party to a real estate transaction with whom the broker has no brokerage relationship because such party has not engaged or employed the broker, either as the party's agent or as the party's transaction-broker.

RELATIONSHIP BETWEEN BROKER AND BUYER

Broker and Buyer referenced below have NOT entered into a buyer agency agreement. The working
relationship specified below is for a specific property described as: ***Lots in and around Parachute Park PUD,Parachute, CO***
or real estate which substantially meets the following requirements:

Buyer(s) Initials BAH

property that will allow for facilities that could be leased to marijuana operations
Buyer understands that Buyer shall not be liable for Broker's acts or omissions that have not been approved, directed, or ratified by Buyer.

CHECK ONE BOX ONLY:

☒ **Multiple-Person Firm:** Broker, referenced below, is designated by Brokerage Firm to serve as Broker. If more than one individual is so designated, then references in this document to Broker shall include all persons so designated, including substitute or additional brokers. The brokerage relationship exists only with Broker and does not extend to the employing broker, Brokerage Firm or to any other brokers employed or engaged by Brokerage Firm who are not so designated.

☐ **One-Person Firm.** If Broker is a real estate brokerage firm with only one licensed natural person, then any references to Broker or Brokerage Firm mean both the licensed natural person and brokerage firm who shall serve as Broker.

CHECK ONE BOX ONLY:

☐ **Customer.** Broker is the seller's agent and Buyer is a customer. Broker, as seller's agent, intends to perform the following list of tasks: ☐ **Show a property** ☐ **Prepare and Convey** written offers, counteroffers and agreements to amend or extend the contract. Broker is not the agent of Buyer.

☐ **Customer for Broker's Listings - Transaction-Brokerage for Other Properties:** When Broker is the seller's agent, Buyer is a customer. When Broker is not the seller's agent, Broker is a transaction-broker assisting in the transaction. Broker is not the agent of Buyer.

☒ **Transaction-Brokerage Only:** Broker is a transaction-broker assisting in the transaction. Broker is not the agent of Buyer.

Buyer consents to Broker's disclosure of Buyer's confidential information to the supervising broker or designee for the purpose of proper supervision, provided such supervising broker or designee shall not further disclose such information without consent of Buyer, or use such information to the detriment of Buyer.

DISCLOSURE OF SETTLEMENT SERVICE COSTS. Buyer acknowledges that costs, quality and extent of service vary between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).

THIS IS NOT A CONTRACT.
If this is a residential transaction, the following provision shall apply:

MEGAN'S LAW. If the presence of a registered sex offender is a matter of concern to Buyer, Buyer understands that Buyer must contact local law enforcement officials regarding obtaining such information.

BUYER ACKNOWLEDGEMENT:

The Buyer acknowledges receipt of this document on ***n/a***.

Buyer: *Bryan McLaren* ______________________ Date: Apr 21, 2016

Zoned Colorado Properties, LLC
By: Bryan McLaren, Authorized Agent

Buyer(s) Initials ______________

BROKER ACKNOWLEDGEMENT:

On ***April 15, 2016***, Broker provided ***Zoned Colorado Properties, LLC***

By: Bry (Buyer) with this document via email and retained a copy for the Broker's records.

Brokerage Firm's Name: ***RE/MAX Country***

Date: ***4/19/2016 2:37:00 PM***

Broker: ***Del Dawson***

(BD24 5-09) BROKERAGE DISCLOSURE TO BUYER

Buyer(s) Initials BAM

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission.(CBS3-6-15) (Mandatory 1-16)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE (COMMERCIAL)

(☒ Property with No Residences)
(☐ Property with Residences-Residential Addendum Attached)

Date: ***4/15/2016***

AGREEMENT

1. **AGREEMENT.** Buyer agrees to buy and Seller agrees to sell, the Property described below on the terms and conditions set forth in this contract (Contract).

2. **PARTIES AND PROPERTY.**

2.1. Buyer. Buyer, ***Zoned Colorado Properties, LLC*** , will take title to the Property described below as
☐ **Joint Tenants** ☐ **Tenants In Common** ☒ **Other** ***a Colorado Limited Liability Company***.

2.2. No Assignability. This Contract **Is Not** assignable by Buyer unless otherwise specified in **Additional Provisions.**

2.3. Seller. Seller, ***Parachute Development Corporation*** , is the current owner of the Property described below.

2.4. Property. The Property is the following legally described real estate in the County of ***Garfield***, Colorado:
see Exhibit A: THE PREMISES
known as No. ***tbd n/a, n/a, CO n/a***,
together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded (Property).

2.5. Inclusions. The Purchase Price includes the following items (Inclusions):

2.5.1. Inclusions - Attached. If attached to the Property on the date of this Contract, the following items are included unless excluded under **Exclusions**: lighting, heating, plumbing, ventilating and air conditioning units, TV antennas, inside telephone, network and coaxial (cable) wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls, built-in vacuum systems (including accessories), garage door openers (including ***n/a*** remote controls). If checked, the following are owned by the Seller and included (leased items should be listed under **Due Diligence Documents**): ☐ **None** ☐ **Solar Panels** ☐ **Water Softeners** ☐ **Security Systems** ☐ **Satellite Systems** (including satellite dishes). If any additional items are attached to the Property after the date of this Contract, such additional items are also included in the Purchase Price.

2.5.2. Inclusions - Not Attached. If on the Property, whether attached or not, on the date of this Contract, the following items are included unless excluded under **Exclusions**: storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings and treatments, curtain rods, drapery rods, fireplace inserts, fireplace screens, fireplace grates, heating stoves, storage sheds, carbon monoxide alarms, smoke/fire detectors and all keys.

Initials HR HR BAH BAH

2.5.3. Personal Property - Conveyance. Any personal property must be conveyed at Closing by Seller free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except ***n/a***.

Conveyance of all personal property will be by bill of sale or other applicable legal instrument.

2.5.4. Other Inclusions. The following items, whether fixtures or personal property, are also included in the Purchase Price: ***n/a***

2.5.5. Parking and Storage Facilities. ☐ **Use Only** ☐ **Ownership** of the following parking facilities: ***n/a***; and ☐ **Use Only** ☐ **Ownership** of the following storage facilities: ***n/a***.

2.6. Exclusions. The following items are excluded (Exclusions): ***n/a***

2.7. Water Rights, Well Rights, Water and Sewer Taps.

☐ **2.7.1. Deeded Water Rights.** The following legally described water rights:

n/a

Any deeded water rights will be conveyed by a good and sufficient ***n/a*** deed at Closing.

☐ **2.7.2. Other Rights Relating to Water.** The following rights relating to water not included in §§ 2.7.1, 2.7.3, 2.7.4 and 2.7.5, will be transferred to Buyer at Closing: ***n/a***

☐ **2.7.3. Well Rights.** Seller agrees to supply required information to Buyer about the well. Buyer understands that if the well to be transferred is a "Small Capacity Well" or a "Domestic Exempt Water Well," used for ordinary household purposes, Buyer must, prior to or at Closing, complete a Change in Ownership form for the well. If an existing well has not been registered with the Colorado Division of Water Resources in the Department of Natural Resources (Division), Buyer must complete a registration of existing well form for the well and pay the cost of registration. If no person will be providing a closing service in connection with the transaction, Buyer must file the form with the Division within sixty days after Closing. The Well Permit # is ***n/a***.

☐ **2.7.4. Water Stock Certificates.** The water stock certificates to be transferred at Closing are as follows: ***n/a***

2.7.5. Conveyance. If Buyer is to receive any rights to water pursuant to § 2.7.2 (Other Rights Relating to Water), § 2.7.3 (Well Rights), or § 2.7.4 (Water Stock Certificates), Seller agrees to convey such rights to Buyer by executing the applicable legal instrument at Closing.

3. DATES AND DEADLINES.

Item No.	Reference	Event	Date or Deadline	
1	§ 4.3	Alternative Earnest Money Deadline	***4/29/2016***	Friday
		Title		
2	§ 8.1	Record Title Deadline	***complete***	
3	§ 8.2	Record Title Objection Deadline	***5/20/2016***	Friday
4	§ 8.3	Off-Record Title Deadline	***n/a***	
5	§ 8.3	Off-Record Title Objection Deadline	***n/a***	
6	§ 8.4	Title Resolution Deadline	***5/27/2016***	Friday
7	§ 8.6	Right of First Refusal Deadline	***see Additional Provisions***	
		Owners' Association		
8	§ 7.3	Association Documents Deadline	***5/20/2016***	Friday
9	§ 7.4	Association Documents Objection Deadline	***5/27/2016***	Friday
		Seller's Property Disclosure		
10	§ 10.1	Seller's Property Disclosure Deadline	***n/a***	
		Loan and Credit		

Initials HR BAH

11	§5.1	Loan Application Deadline	***n/a***	
12	§5.2	Loan Objection Deadline	***n/a***	
13	§5.3	Buyer's Credit Information Deadline	***n/a***	
14	§5.3	Disapproval of Buyer's Credit Information Deadline	***n/a***	
15	§5.4	Existing Loan Documents Deadline	***n/a***	
16	§5.4	Existing Loan Documents Objection Deadline	***n/a***	
17	§5.4	Loan Transfer Approval Deadline	***n/a***	
18	§4.7	Seller or Private Financing Deadline	***see Additional Provisions***	
		Appraisal		
19	§6.2	Appraisal Deadline	***n/a***	
20	§6.2	Appraisal Objection Deadline	***n/a***	
21	§6.2	Appraisal Resolution Deadline	***n/a***	
		Survey		
22	§9.1	New ILC or New Survey Deadline	***n/a***	
23	§9.3	New ILC or New Survey Objection Deadline	***n/a***	
24	§9.4	New ILC or New Survey Resolution Deadline	***n/a***	
		Inspection and Due Diligence		
25	§10.3	Inspection Objection Deadline	***n/a***	
26	§10.3	Inspection Resolution Deadline	***n/a***	
27	§10.5	Property Insurance Objection Deadline	***n/a***	
28	§10.6	Due Diligence Documents Delivery Deadline	***n/a***	
29	§10.6	Due Diligence Documents Objection Deadline	***n/a***	
30	§10.6	Due Diligence Documents Resolution Deadline	***n/a***	
31	§10.6	Environmental Inspection Objection Deadline	***n/a***	
32	§10.6	ADA Evaluation Objection Deadline	***n/a***	
33	§10.7	Conditional Sale Deadline	***n/a***	
34	§11.1	Tenant Estoppel Statements Deadline	***n/a***	
35	§11.2	Tenant Estoppel Statements Objection Deadline		
		Closing and Possession		
36	§12.3	Closing Date	***See Additional Provisions***	
37	§17	Possession Date	***Date of Closing***	
38	§17	Possession Time	***Time of Closing***	
39	§28	**Acceptance Deadline Date**	***4/26/2016***	Tuesday
40	§28	**Acceptance Deadline Time**	***noon MDT***	
41	***n/a***	***n/a***		
42	***n/a***	***n/a***		

3.1. Applicability of Terms. Any box checked in this Contract means the corresponding provision applies. Any box, blank or line in this Contract left blank or completed with the abbreviation "N/A", or the word "Deleted" means such provision, including any deadline, is not applicable and the corresponding provision of this Contract to which reference is made is deleted. If no box is checked in a provision that contains a selection of "None", such provision means that "None" applies.

The abbreviation "MEC" (mutual execution of this Contract) means the date upon which both parties have

Initials HR HR BAM BAM

signed this Contract.

4. PURCHASE PRICE AND TERMS.

4.1. **Price and Terms.** The Purchase Price set forth below is payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4.1	Purchase Price	*$499,857.00*	
2	§ 4.3	Earnest Money		*$45,000.00*
3	§ 4.5	New Loan		
4	§ 4.6	Assumption Balance		
5	§ 4.7	Private Financing		
6	§ 4.7	Seller Financing		*$225,000.00*
7	*n/a*	*n/a*		
8	*n/a*	*n/a*		
9	§ 4.4	Cash at Closing		*$229,857.00*
10		TOTAL	*$499,857.00*	*$499,857.00*

4.2. **Seller Concession.** At Closing, Seller will credit to Buyer $ ***n/a*** (Seller Concession). The Seller Concession may be used for any Buyer fee, cost, charge or expenditure to the extent the amount is allowed by the Buyer's lender and is included in the Closing Statement or Closing Disclosure, at Closing. Examples of allowable items to be paid for by the Seller Concession include, but are not limited to: Buyer's closing costs, loan discount points, loan origination fees, prepaid items and any other fee, cost, charge, expense or expenditure. Seller Concession is in addition to any sum Seller has agreed to pay or credit Buyer elsewhere in this Contract.

4.3. **Earnest Money.** The Earnest Money set forth in this section, in the form of a ***good funds***, will be payable to and held by ***RE/MAX Country*** (Earnest Money Holder), in its trust account, on behalf of both Seller and Buyer. The Earnest Money deposit must be tendered, by Buyer, with this Contract unless the parties mutually agree to an **Alternative Earnest Money Deadline** for its payment. The parties authorize delivery of the Earnest Money deposit to the company conducting the Closing (Closing Company), if any, at or before Closing. In the event Earnest Money Holder has agreed to have interest on Earnest Money deposits transferred to a fund established for the purpose of providing affordable housing to Colorado residents, Seller and Buyer acknowledge and agree that any interest accruing on the Earnest Money deposited with the Earnest Money Holder in this transaction will be transferred to such fund.

4.3.1. **Alternative Earnest Money Deadline.** The deadline for delivering the Earnest Money, if other than at the time of tender of this Contract, is as set forth as the **Alternative Earnest Money Deadline.**

4.3.2. **Return of Earnest Money.** If Buyer has a Right to Terminate and timely terminates, Buyer is entitled to the return of Earnest Money as provided in this Contract. If this Contract is terminated as set forth in § 25 and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate, Seller agrees to execute and return to Buyer or Broker working with Buyer, written mutual instructions (e.g., Earnest Money Release form), within three days of Seller's receipt of such form.

4.4. **Form of Funds; Time of Payment; Available Funds.**

4.4.1. **Good Funds.** All amounts payable by the parties at Closing, including any loan proceeds, Cash at Closing and closing costs, must be in funds that comply with all applicable Colorado laws, including electronic transfer funds, certified check, savings and loan teller's check and cashier's check (Good Funds).

4.4.2. **Time of Payment; Available Funds.** All funds, including the Purchase Price to be paid by Buyer, must be paid before or at Closing or as otherwise agreed in writing between the parties

Initials HR HR BAM BAM

to allow disbursement by Closing Company at Closing **OR SUCH NONPAYING PARTY WILL BE IN DEFAULT**. Buyer represents that Buyer, as of the date of this Contract, ☐ **Does** ☒ **Does Not** have funds that are immediately verifiable and available in an amount not less than the amount stated as Cash at Closing in § 4.1.

4.5. New Loan. (Omitted as inapplicable)

4.6. Assumption. (Omitted as inapplicable)

4.7. Seller or Private Financing.

WARNING: Unless the transaction is exempt, federal and state laws impose licensing, other requirements and restrictions on sellers and private financiers. Contract provisions on financing and financing documents, unless exempt, should be prepared by a licensed Colorado attorney or licensed mortgage loan originator. Brokers should not prepare or advise the parties on the specifics of financing, including whether or not a party is exempt from the law.

4.7.1. Seller Financing. If Buyer is to pay all or any portion of the Purchase Price with Seller financing, ☐ **Buyer** ☒**Seller** will deliver the proposed Seller financing documents to the other party on or before ***20 days prior to Closing*** days before **Seller or Private Financing Deadline**.

4.7.1.1. Seller May Terminate. If Seller is to provide Seller financing, this Contract is conditional upon Seller determining whether such financing is satisfactory to the Seller, including its payments, interest rate, terms, conditions, cost and compliance with the law. Seller has the Right to Terminate under § 25.1, on or before **Seller or Private Financing Deadline**, if such Seller financing is not satisfactory to the Seller, in Seller's sole subjective discretion.

4.7.2. Buyer May Terminate. If Buyer is to pay all or any portion of the Purchase Price with Seller or private financing, this Contract is conditional upon Buyer determining whether such financing is satisfactory to the Buyer, including its availability, payments, interest rate, terms, conditions and cost. Buyer has the Right to Terminate under § 25.1, on or before **Seller or Private Financing Deadline**, if such Seller or private financing is not satisfactory to Buyer, in Buyer's sole subjective discretion.

TRANSACTION PROVISIONS

5. FINANCING CONDITIONS AND OBLIGATIONS. (Omitted as inapplicable)

5.3. Credit Information and Buyer's New Senior Loan. (Omitted as inapplicable)

5.4. Existing Loan Review. (Omitted as inapplicable)

6. APPRAISAL PROVISIONS.

6.1. Appraisal Definition. An "Appraisal" is an opinion of value prepared by a licensed or certified appraiser, engaged on behalf of Buyer or Buyer's lender, to determine the Property's market value (Appraised Value). The Appraisal may also set forth certain lender requirements, replacements, removals or repairs necessary on or to the Property as a condition for the Property to be valued at the Appraised Value.

6.2. Appraisal Condition. The applicable appraisal provision set forth below applies to the respective loan type set forth in § 4.5.3, or if a cash transaction (i.e. no financing), § 6.2.1 applies.

6.2.1. Conventional/Other. Buyer has the right to obtain an Appraisal. If the Appraised Value is less than the Purchase Price, or if the Appraisal is not received by Buyer on or before **Appraisal Deadline** Buyer may, on or before **Appraisal Objection Deadline**, notwithstanding § 8.3 or § 13:

6.2.1.1. Notice to Terminate. Notify Seller in writing that this Contract is terminated; or

6.2.1.2. Appraisal Objection. Deliver to Seller a written objection accompanied by either a copy of the Appraisal or written notice from lender that confirms the Appraisal Value is less than the Purchase Price.

6.2.1.3. Appraisal Resolution. If an Appraisal Objection is received by Seller, on

Initials HR BAH

or before **Appraisal Objection Deadline**, and if Buyer and Seller have not agreed in writing to a settlement thereof on or before **Appraisal Resolution Deadline** (§ 3), this Contract will terminate on the **Appraisal Resolution Deadline**, unless Seller receives Buyer's written withdrawal of the Appraisal Objection before such termination, i.e., on or before expiration of **Appraisal Resolution Deadline**.

6.3. Lender Property Requirements. If the lender imposes any requirements, replacements, removals or repairs, including any specified in the Appraisal (Lender Requirements) to be made to the Property (e.g., roof repair, repainting), beyond those matters already agreed to by Seller in this Contract, Seller has the Right to Terminate under § 25.1, (notwithstanding § 10 of this Contract), on or before three days following Seller's receipt of the Lender Requirements, in Seller's sole subjective discretion. Seller's Right to Terminate in this § 6.3 does not apply if, on or before any termination by Seller pursuant to this § 6.3: (1) the parties enter into a written agreement regarding the Lender Requirements; or (2) the Lender Requirements have been completed; or (3) the satisfaction of the Lender Requirements is waived in writing by Buyer.

6.4. Cost of Appraisal. Cost of the Appraisal to be obtained after the date of this Contract must be timely paid by ☒**Buyer** ☐**Seller**. The cost of the Appraisal may include any and all fees paid to the appraiser, appraisal management company, lender's agent or all three.

7. OWNERS' ASSOCIATION. This Section is applicable if the Property is located within a Common Interest Community and subject to such declaration.

7.1. Common Interest Community Disclosure. THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR THE COMMUNITY. THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNERS' ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.

7.2. Owners' Association Documents. Owners' Association Documents (Association Documents) consist of the following:

7.2.1. All Owners' Association declarations, articles of incorporation, bylaws, articles of organization, operating agreements, rules and regulations, party wall agreements;

7.2.2. Minutes of most recent annual owners' meeting;

7.2.3. Minutes of any directors' or managers' meetings during the six-month period immediately preceding the date of this Contract. If none of the preceding minutes exist, then the most recent minutes, if any (§§ 7.2.1, 7.2.2 and 7.2.3, collectively, Governing Documents); and

7.2.4. The most recent financial documents which consist of: (1) annual and most recent balance sheet, (2) annual and most recent income and expenditures statement, (3) annual budget, (4) reserve study, and (5) notice of unpaid assessments, if any (collectively, Financial Documents).

7.3. Association Documents to Buyer.

7.3.1. Seller to Provide Association Documents. Seller is obligated to provide to Buyer the Association Documents, at Seller's expense, on or before **Association Documents Deadline**. Seller authorizes the Association to provide the Association Documents to Buyer, at Seller's expense. Seller's obligation to provide the Association Documents is fulfilled upon Buyer's receipt of the Association Documents, regardless of who provides such documents.

7.4. Conditional on Buyer's Review. Buyer has the right to review the Association Documents. Buyer has the Right to Terminate under § 25.1, on or before **Association Documents Objection Deadline**, based on any unsatisfactory provision in any of the Association Documents, in Buyer's sole subjective discretion. Should Buyer receive the Association Documents after **Association Documents**

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Deadline, Buyer, at Buyer's option, has the Right to Terminate under § 25.1 by Buyer's Notice to Terminate received by Seller on or before ten days after Buyer's receipt of the Association Documents. If Buyer does not receive the Association Documents, or if Buyer's Notice to Terminate would otherwise be required to be received by Seller after **Closing Date**, Buyer's Notice to Terminate must be received by Seller on or before Closing. If Seller does not receive Buyer's Notice to Terminate within such time, Buyer accepts the provisions of the Association Documents as satisfactory, and Buyer waives any Right to Terminate under this provision, notwithstanding the provisions of § 8.6 (Right of First Refusal or Contract Approval).

8. TITLE INSURANCE, RECORD TITLE AND OFF-RECORD TITLE.

8.1. Evidence of Record Title.

☒ **8.1.1. Seller Selects Title Insurance Company.** If this box is checked, Seller will select the title insurance company to furnish the owner's title insurance policy at Seller's expense. On or before **Record Title Deadline**, Seller must furnish to Buyer, a current commitment for an owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price, or if this box is checked, ☐ an **Abstract of Title** certified to a current date. Seller will cause the title insurance policy to be issued and delivered to Buyer as soon as practicable at or after Closing.

☐ **8.1.2. Buyer Selects Title Insurance Company.** If this box is checked, Buyer will select the title insurance company to furnish the owner's title insurance policy at Buyer's expense. On or before **Record Title Deadline**, Buyer must furnish to Seller, a current commitment for owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price.

If neither box in § 8.1.1 or § 8.1.2 is checked, § 8.1.1 applies.

8.1.3. Owner's Extended Coverage (OEC). The Title Commitment ☒**Will** ☐**Will Not** contain Owner's Extended Coverage (OEC). If the Title Commitment is to contain OEC, it will commit to delete or insure over the standard exceptions which relate to: (1) parties in possession, (2) unrecorded easements, (3) survey matters, (4) unrecorded mechanics' liens, (5) gap period (period between the effective date and time of commitment to the date and time the deed is recorded), and (6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing. Any additional premium expense to obtain OEC will be paid by ☐**Buyer** ☒ **Seller** ☐ **One-Half by Buyer and One-Half by Seller** ☐ **Other** ***n/a***.

Regardless of whether the Contract requires OEC, the Title Insurance Commitment may not provide OEC or delete or insure over any or all of the standard exceptions for OEC. The Title Insurance Company may require a New Survey or New ILC, defined below, among other requirements for OEC. If the Title Insurance Commitment is not satisfactory to Buyer, Buyer has a right to object under § 8.4 (Right to Object to Title, Resolution).

8.1.4. Title Documents. Title Documents consist of the following: (1) copies of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) copies of any other documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions) in the Title Commitment furnished to Buyer (collectively, Title Documents).

8.1.5. Copies of Title Documents. Buyer must receive, on or before **Record Title Deadline**, copies of all Title Documents. This requirement pertains only to documents as shown of record in the office of the clerk and recorder in the county where the Property is located. The cost of furnishing copies of the documents required in this Section will be at the expense of the party or parties obligated to pay for the owner's title insurance policy.

8.1.6. Existing Abstracts of Title. Seller must deliver to Buyer copies of any abstracts of title covering all or any portion of the Property (Abstract of Title) in Seller's possession on or before **Record Title Deadline**.

8.2. Record Title. Buyer has the right to review and object to the Abstract of Title or Title Commitment and any of the Title Documents as set forth in § 8.4 (Right to Object to Title, Resolution) on or before **Record Title Objection Deadline**. Buyer's objection may be based on any unsatisfactory form or content of Title Commitment or Abstract of Title, notwithstanding § 13, or any other unsatisfactory title condition, in Buyer's sole subjective discretion. If the Abstract of Title, Title Commitment or Title Documents are not received by Buyer on or before the **Record Title Deadline**, or if there is an

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endorsement to the Title Commitment that adds a new Exception to title, a copy of the new Exception to title and the modified Title Commitment will be delivered to Buyer. Buyer has until the earlier of Closing or ten days after receipt of such documents by Buyer to review and object to: (1) any required Title Document not timely received by Buyer, (2) any change to the Abstract of Title, Title Commitment or Title Documents, or (3) any endorsement to the Title Commitment. If Seller receives Buyer's Notice to Terminate or Notice of Title Objection, pursuant to this § 8.2 (Record Title), any title objection by Buyer is governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution). If Seller has fulfilled all Seller's obligations, if any, to deliver to Buyer all documents required by § 8.1 (Evidence of Record Title) and Seller does not receive Buyer's Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts the condition of title as disclosed by the Abstract of Title, Title Commitment and Title Documents as satisfactory.

8.3. **Off-Record Title.** Seller must deliver to Buyer, on or before **Off-Record Title Deadline**, true copies of all existing surveys in Seller's possession pertaining to the Property and must disclose to Buyer all easements, liens (including, without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without limitation, rights of first refusal and options) not shown by public records, of which Seller has actual knowledge (Off-Record Matters). Buyer has the right to inspect the Property to investigate if any third party has any right in the Property not shown by public records (e.g., unrecorded easement, boundary line discrepancy or water rights). Buyer's Notice to Terminate or Notice of Title Objection of any unsatisfactory condition (whether disclosed by Seller or revealed by such inspection, notwithstanding § 8.2 and § 13), in Buyer's sole subjective discretion, must be received by Seller on or before **Off-Record Title Objection Deadline**. If an Off-Record Matter is received by Buyer after the **Off-Record Title Deadline**, Buyer has until the earlier of Closing or ten days after receipt by Buyer to review and object to such Off-Record Matter. If Seller receives Buyer's Notice to Terminate or Notice of Title Objection pursuant to this § 8.3 (Off-Record Title), any title objection by Buyer and this Contract are governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution). If Seller does not receive Buyer's Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

8.4. **Right to Object to Title, Resolution.** Buyer's right to object to any title matters includes, but is not limited to those matters set forth in §§ 8.2 (Record Title), 8.3 (Off-Record Title) and 13 (Transfer of Title), in Buyer's sole subjective discretion. If Buyer objects to any title matter, on or before the applicable deadline, Buyer has the following options:

8.4.1. **Title Objection, Resolution.** If Seller receives Buyer's written notice objecting to any title matter (Notice of Title Objection) on or before the applicable deadline, and if Buyer and Seller have not agreed to a written settlement thereof on or before **Title Resolution Deadline**, this Contract will terminate on the expiration of **Title Resolution Deadline**, unless Seller receives Buyer's written withdrawal of Buyer's Notice of Title Objection (i.e., Buyer's written notice to waive objection to such items and waives the Right to Terminate for that reason), on or before expiration of **Title Resolution Deadline**. If either the Record Title Deadline or the Off-Record Title Deadline, or both, are extended to the earlier of Closing or ten days after receipt of the applicable documents by Buyer, pursuant to § 8.2 (Record Title) or § 8.3 (Off-Record Title), the Title Resolution Deadline also will be automatically extended to the earlier of Closing or fifteen days after Buyer's receipt of the applicable documents; or

8.4.2. **Title Objection, Right to Terminate.** Buyer may exercise the Right to Terminate under § 25.1, on or before the applicable deadline, based on any unsatisfactory title matter, in Buyer's sole subjective discretion.

8.5. **Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYERS SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY**

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COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.

Buyer has the Right to Terminate under § 25.1, on or before **Off-Record Title Objection Deadline**, based on any unsatisfactory effect of the Property being located within a special taxing district, in Buyer's sole subjective discretion.

8.6. Right of First Refusal or Contract Approval. If there is a right of first refusal on the Property or a right to approve this Contract, Seller must promptly submit this Contract according to the terms and conditions of such right. If the holder of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract will terminate. If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract will remain in full force and effect. Seller must promptly notify Buyer in writing of the foregoing. If expiration or waiver of the right of first refusal or approval of this Contract has not occurred on or before **Right of First Refusal Deadline**, this Contract will then terminate.

8.7. Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including, without limitation, boundary lines and encroachments, set-back requirements, area, zoning, building code violations, unrecorded easements and claims of easements, leases and other unrecorded agreements, water on or under the Property, and various laws and governmental regulations concerning land use, development and environmental matters.

8.7.1. OIL, GAS, WATER AND MINERAL DISCLOSURE. THE SURFACE ESTATE OF THE PROPERTY MAY BE OWNED SEPARATELY FROM THE UNDERLYING MINERAL ESTATE, AND TRANSFER OF THE SURFACE ESTATE MAY NOT NECESSARILY INCLUDE TRANSFER OF THE MINERAL ESTATE OR WATER RIGHTS. THIRD PARTIES MAY OWN OR LEASE INTERESTS IN OIL, GAS, OTHER MINERALS, GEOTHERMAL ENERGY OR WATER ON OR UNDER THE SURFACE OF THE PROPERTY, WHICH INTERESTS MAY GIVE THEM RIGHTS TO ENTER AND USE THE SURFACE OF THE PROPERTY TO ACCESS THE MINERAL ESTATE, OIL, GAS OR WATER.

8.7.2. SURFACE USE AGREEMENT. THE USE OF THE SURFACE ESTATE OF THE PROPERTY TO ACCESS THE OIL, GAS OR MINERALS MAY BE GOVERNED BY A SURFACE USE AGREEMENT, A MEMORANDUM OR OTHER NOTICE OF WHICH MAY BE RECORDED WITH THE COUNTY CLERK AND RECORDER.

8.7.3. OIL AND GAS ACTIVITY. OIL AND GAS ACTIVITY THAT MAY OCCUR ON OR ADJACENT TO THE PROPERTY MAY INCLUDE, BUT IS NOT LIMITED TO, SURVEYING, DRILLING, WELL COMPLETION OPERATIONS, STORAGE, OIL AND GAS, OR PRODUCTION FACILITIES, PRODUCING WELLS, REWORKING OF CURRENT WELLS, AND GAS GATHERING AND PROCESSING FACILITIES.

8.7.4. ADDITIONAL INFORMATION. BUYER IS ENCOURAGED TO SEEK ADDITIONAL INFORMATION REGARDING OIL AND GAS ACTIVITY ON OR ADJACENT TO THE PROPERTY, INCLUDING DRILLING PERMIT APPLICATIONS. THIS INFORMATION MAY BE AVAILABLE FROM THE COLORADO OIL AND GAS CONSERVATION COMMISSION.

8.7.5. Title Insurance Exclusions. Matters set forth in this Section, and others, may be excepted, excluded from, or not covered by the owner's title insurance policy.

8.8. Consult an Attorney. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract (e.g., **Record Title Objection Deadline** and **Off-Record Title Objection Deadline**).

9. NEW ILC, NEW SURVEY.

9.1. New ILC or New Survey. If the box is checked, a ☐ **New Improvement Location Certificate (New ILC)** ☐ **New Survey** in the form of ***n/a*** is required and the following will apply:

9.1.1. Ordering of New ILC or New Survey. ☐**Seller** ☐**Buyer** will order the New ILC or New Survey. The New ILC or New Survey may also be a previous ILC or survey that is in the above-required form, certified and updated as of a date after the date of this Contract.

9.1.2. Payment for New ILC or New Survey. The cost of the New ILC or New Survey will be paid, on or before Closing, by: ☐**Seller** ☐**Buyer** or: ***n/a***

9.1.3. Delivery of New ILC or New Survey. Buyer, Seller, the issuer of the Title Commitment (or the provider of the opinion of title if an Abstract of Title), and ***n/a*** will receive a New ILC or New Survey on or before **New ILC or New Survey Deadline**.

9.1.4. **Certification of New ILC or New Survey.** The New ILC or New Survey will be certified by the surveyor to all those who are to receive the New ILC or New Survey.

9.2. **Buyer's Right to Waive or Change New ILC or New Survey Selection.** Buyer may select a New ILC or New Survey different than initially specified in this Contract if there is no additional cost to Seller or change to the **New ILC or New Survey Objection Deadline**. Buyer may, in Buyer's sole subjective discretion, waive a New ILC or New Survey if done prior to Seller incurring any cost for the same.

9.3. **New ILC or New Survey Objection.** Buyer has the right to review and object to the **New ILC** or New Survey. If the New ILC or New Survey is not timely received by Buyer or is unsatisfactory to Buyer, in Buyer's sole subjective discretion, Buyer may, on or before **New ILC or New Survey Objection Deadline**, notwithstanding § 8.3 or § 13:

9.3.1. **Notice to Terminate.** Notify Seller in writing that this Contract is terminated; or

9.3.2. **New ILC or New Survey Objection.** Deliver to Seller a written description of any matter that was to be shown or is shown in the New ILC or New Survey that is unsatisfactory and that Buyer requires Seller to correct.

9.3.3. **New ILC or New Survey Resolution.** If a **New ILC or New Survey Objection** is received by Seller, on or before **New ILC or New Survey Objection Deadline**, and if Buyer and Seller have not agreed in writing to a settlement thereof on or before **New ILC or New Survey Resolution Deadline**, this Contract will terminate on expiration of the **New ILC or New Survey Resolution Deadline**, unless Seller receives Buyer's written withdrawal of the New ILC or New Survey Objection before such termination, i.e., on or before expiration of **New ILC or New Survey Resolution Deadline**.

DISCLOSURE, INSPECTION AND DUE DILIGENCE

10. PROPERTY DISCLOSURE, INSPECTION, INDEMNITY, INSURABILITY AND DUE DILIGENCE.

10.1. **Seller's Property Disclosure.** On or before **Seller's Property Disclosure Deadline** , Seller agrees to deliver to Buyer the most current version of the applicable Colorado Real Estate Commission's Seller's Property Disclosure form completed by Seller to Seller's actual knowledge, current as of the date of this Contract.

10.2. **Disclosure of Latent Defects; Present Condition.** Seller must disclose to Buyer any latent defects actually known by Seller. Seller agrees that disclosure of latent defects will be in writing. Except as otherwise provided in this Contract, Buyer acknowledges that Seller is conveying the Property to Buyer in an "**As Is**" condition, " **Where Is**" and " **With All Faults**."

10.3. **Inspection.** Unless otherwise provided in this Contract, Buyer, acting in good faith, has the right to have inspections (by one or more third parties, personally or both) of the Property and Inclusions (Inspection), at Buyer's expense. If (1) the physical condition of the Property, including, but not limited to, the roof, walls, structural integrity of the Property, the electrical, plumbing, HVAC and other mechanical systems of the Property, (2) the physical condition of the Inclusions, (3) service to the Property (including utilities and communication services), systems and components of the Property (e.g., heating and plumbing), (4) any proposed or existing transportation project, road, street or highway, or (5) any other activity, odor or noise (whether on or off the Property) and its effect or expected effect on the Property or its occupants is unsatisfactory, in Buyer's sole subjective discretion, Buyer may, on or before **Inspection Objection Deadline**:

10.3.1. **Notice to Terminate.** Notify Seller in writing that this Contract is terminated; or

10.3.2. **Inspection Objection.** Deliver to Seller a written description of any unsatisfactory physical condition that Buyer requires Seller to correct.

10.3.3. **Inspection Resolution.** If an Inspection Objection is received by Seller, on or before **Inspection Objection Deadline**, and if Buyer and Seller have not agreed in writing to a settlement thereof on or before **Inspection Resolution Deadline**, this Contract will terminate on **Inspection Resolution Deadline** unless Seller receives Buyer's written withdrawal of the Inspection Objection before such termination, i.e., on or before expiration of **Inspection Resolution Deadline**.

10.4. **Damage, Liens and Indemnity.** Buyer, except as otherwise provided in this Contract or other written agreement between the parties, is responsible for payment for all inspections, tests, surveys,

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engineering reports, or other reports performed at Buyer's request (Work) and must pay for any damage that occurs to the Property and Inclusions as a result of such Work. Buyer must not permit claims or liens of any kind against the Property for Work performed on the Property. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller and caused by any such Work, claim, or lien. This indemnity includes Seller's right to recover all costs and expenses incurred by Seller to defend against any such liability, damage, cost or expense, or to enforce this section, including Seller's reasonable attorney fees, legal fees and expenses. The provisions of this section survive the termination of this Contract. This § 10.4 does not apply to items performed pursuant to an Inspection Resolution.

10.5. Insurability. Buyer has the right to review and object to the availability, terms and conditions of and premium for property insurance (Property Insurance). Buyer has the Right to Terminate under § 25.1, on or before **Property Insurance Objection Deadline**, based on any unsatisfactory provision of the Property Insurance, in Buyer's sole subjective discretion.

10.6. Due Diligence.

10.6.1. Due Diligence Documents. If the respective box is checked, Seller agrees to deliver copies of the following documents and information pertaining to the Property (Due Diligence Documents) to Buyer on or before **Due Diligence Documents Delivery Deadline**:

☐ **10.6.1.1.** All contracts relating to the operation, maintenance and management of the Property;

☐ **10.6.1.2.** Property tax bills for the last ***na*** years;

☐ **10.6.1.3.** As-built construction plans to the Property and the tenant improvements, including architectural, electrical, mechanical, and structural systems, engineering reports, and permanent Certificates of Occupancy, to the extent now available;

☐ **10.6.1.4.** A list of all Inclusions to be conveyed to Buyer;

☐ **10.6.1.5.** Operating statements for the past ***n/a*** years;

☐ **10.6.1.6.** A rent roll accurate and correct to the date of this Contract;

☐ **10.6.1.7.** All current leases, including any amendments or other occupancy agreements, pertaining to the Property. Those leases or other occupancy agreements pertaining to the Property that survive Closing are as follows (Leases): ***n/a***

☐ **10.6.1.8.** A schedule of any tenant improvement work Seller is obligated to complete but has not yet been completed and capital improvement work either scheduled or in process on the date of this Contract;

☐ **10.6.1.9.** All insurance policies pertaining to the Property and copies of any claims which have been made for the past ***n/a*** years;

☐ **10.6.1.10.** Soils reports, surveys and engineering reports or data pertaining to the Property (if not delivered earlier under § 8.3);

☐ **10.6.1.11.** Any and all existing documentation and reports regarding Phase I and II environmental reports, letters, test results, advisories, and similar documents respective to the existence or nonexistence of asbestos, PCB transformers, or other toxic, hazardous or contaminated substances, and/or underground storage tanks and/or radon gas. If no reports are in Seller's possession or known to Seller, Seller warrants that no such reports are in Seller's possession or known to Seller;

☐ **10.6.1.12.** Any *Americans with Disabilities Act* reports, studies or surveys concerning the compliance of the Property with said Act;

☐ **10.6.1.13.** All permits, licenses and other building or use authorizations issued by any governmental authority with jurisdiction over the Property and written notice of any violation of any such permits, licenses or use authorizations, if any; and

☐ **10.6.1.14.** Other documents and information:

n/a

10.6.2. Due Diligence Documents Review and Objection. Buyer has the right to review and object to Due Diligence Documents. If the Due Diligence Documents are not supplied to Buyer or are unsatisfactory in Buyer's sole subjective discretion, Buyer may, on or before **Due Diligence Documents Objection Deadline**:

10.6.2.1. Notice to Terminate. Notify Seller in writing that this Contract is terminated; or

10.6.2.2. Due Diligence Documents Objection. Deliver to Seller a written description of any unsatisfactory Due Diligence Documents that Buyer requires Seller to correct.

10.6.2.3. Due Diligence Documents Resolution. If a Due Diligence Documents Objection is received by Seller, on or before **Due Diligence Documents Objection Deadline**, and if Buyer and Seller have not agreed in writing to a settlement thereof on or before **Due Diligence Documents Resolution Deadline**, this Contract will terminate on **Due Diligence Documents Resolution Deadline** unless Seller receives Buyer's written withdrawal of the Due Diligence Documents Objection before such termination, i.e., on or before expiration of **Due Diligence Documents Resolution Deadline.**

10.6.3. Zoning. Buyer has the Right to Terminate under § 25.1, on or before **Due Diligence Documents Objection Deadline,** based on any unsatisfactory zoning and any use restrictions imposed by any governmental agency with jurisdiction over the Property, in Buyer's sole subjective discretion.

10.6.4. Due Diligence – Environmental, ADA. Buyer has the right to obtain environmental inspections of the Property including Phase I and Phase II Environmental Site Assessments, as applicable. ☐**Seller** ☐**Buyer** will order or provide **Phase I Environmental Site Assessment, Phase II Environmental Site Assessment** (compliant with most current version of the applicable ASTM E1527 standard practices for Environmental Site Assessments) and/or ***n/a***, at the expense of ☐**Seller** ☐**Buyer** (Environmental Inspection). In addition, Buyer, at Buyer's expense, may also conduct an evaluation whether the Property complies with the *Americans with Disabilities Act* (ADA Evaluation). All such inspections and evaluations must be conducted at such times as are mutually agreeable to minimize the interruption of Seller's and any Seller's tenants' business uses of the Property, if any.

If Buyer's Phase I Environmental Site Assessment recommends a Phase II Environmental Site Assessment, the **Environmental Inspection Objection Deadline** will be extended by days (Extended Environmental Inspection Objection Deadline) and if such Extended Environmental Inspection Objection Deadline extends beyond the **Closing Date**, the **Closing Date** will be extended a like period of time. In such event, ☐**Seller** ☐**Buyer** must pay the cost for such Phase II Environmental Site Assessment.

Notwithstanding Buyer's right to obtain additional environmental inspections of the Property in this § 10.6.5, Buyer has the Right to Terminate under § 25.1, on or before **Environmental Inspection Objection Deadline**, or if applicable, the Extended Environmental Inspection Objection Deadline, based on any unsatisfactory results of Environmental Inspection, in Buyer's sole subjective discretion.

Buyer has the Right to Terminate under § 25.1, on or before **ADA Evaluation Objection Deadline**, based on any unsatisfactory ADA Evaluation, in Buyer's sole subjective discretion.

10.7. Conditional Upon Sale of Property. This Contract is conditional upon the sale and closing of that certain property owned by Buyer and commonly known as ***n/a***. Buyer has the Right to Terminate under § 25.1 effective upon Seller's receipt of Buyer's Notice to Terminate on or before **Conditional Sale Deadline** if such property is not sold and closed by such deadline. This § 10.7 is for the sole benefit of Buyer. If Seller does not receive Buyer's Notice to Terminate on or before **Conditional Sale Deadline**, Buyer waives any Right to Terminate under this provision.

10.8. Existing Leases; Modification of Existing Leases; New Leases. Seller states that none of the Leases to be assigned to the Buyer at the time of Closing contain any rent concessions, rent reductions or rent abatements except as disclosed in the Lease or other writing received by Buyer. Seller will not amend, alter, modify, extend or cancel any of the Leases nor will Seller enter into any new leases affecting the Property without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed.

11. TENANT ESTOPPEL STATEMENTS.

11.1. Tenant Estoppel Statements Conditions. Buyer has the right to review and object to any Estoppel Statements. Seller must obtain and deliver to Buyer on or before **Tenant Estoppel Statements Deadline**, statements in a form and substance reasonably acceptable to Buyer, from each occupant or tenant at the Property (Estoppel Statement) attached to a copy of the Lease stating:

11.1.1. The commencement date of the Lease and scheduled termination date of the Lease;

11.1.2. That said Lease is in full force and effect and that there have been no subsequent modifications or amendments;

11.1.3. The amount of any advance rentals paid, rent concessions given, and deposits paid to Seller;

11.1.4. The amount of monthly (or other applicable period) rental paid to Seller;

11.1.5. That there is no default under the terms of said Lease by landlord or occupant; and

11.1.6. That the Lease to which the Estoppel is attached is a true, correct and complete copy of the Lease demising the premises it describes.

11.2. Tenant Estoppel Statements Objection. Buyer has the Right to Terminate under § 25.1, on or before **Tenant Estoppel Statements Objection Deadline**, based on any unsatisfactory Estoppel Statement, in Buyer's sole subjective discretion, or if Seller fails to deliver the Estoppel Statements on or before **Tenant Estoppel Statements Deadline**. Buyer also has the unilateral right to waive any unsatisfactory Estoppel Statement.

CLOSING PROVISIONS

12. CLOSING DOCUMENTS, INSTRUCTIONS AND CLOSING.

12.1. Closing Documents and Closing Information. Seller and Buyer will cooperate with the Closing Company to enable the Closing Company to prepare and deliver documents required for Closing to Buyer and Seller and their designees. If Buyer is obtaining a new loan to purchase the Property, Buyer acknowledges Buyer's lender is required to provide the Closing Company, in a timely manner, all required loan documents and financial information concerning Buyer's new loan. Buyer and Seller will furnish any additional information and documents required by Closing Company that will be necessary to complete this transaction. Buyer and Seller will sign and complete all customary or reasonably required documents at or before Closing.

12.2. Closing Instructions. Colorado Real Estate Commission's Closing Instructions ☐**Are** ☐**Are Not** executed with this Contract.

12.3. Closing. Delivery of deed from Seller to Buyer will be at closing (Closing). Closing will be on the date specified as the **Closing Date** or by mutual agreement at an earlier date. The hour and place of Closing will be as designated by ***Broker***.

12.4. Disclosure of Settlement Costs. Buyer and Seller acknowledge that costs, quality, and extent of service vary between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).

13. TRANSFER OF TITLE. Subject to tender of payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller must execute and deliver a good and sufficient ***Special Warranty*** deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title will be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not. Title will be conveyed subject to:

13.1. Those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with **Record Title**,

13.2. Distribution utility easements (including cable TV),

13.3. Those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with **Off-Record Title** and **New ILC or New Survey**,

13.4. Inclusion of the Property within any special taxing district, and

13.5. Any special assessment if the improvements were not installed as of the date of Buyer's signature hereon, whether assessed prior to or after Closing, and

13.6. Other ***n/a***.

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14. **PAYMENT OF ENCUMBRANCES.** Any encumbrance required to be paid will be paid at or before Closing from the proceeds of this transaction or from any other source.

15. **CLOSING COSTS, CLOSING FEE, ASSOCIATION FEES AND TAXES.**

15.1. Closing Costs. Buyer and Seller must pay, in Good Funds, their respective closing costs and all other items required to be paid at Closing, except as otherwise provided herein.

15.2. Closing Services Fee. The fee for real estate closing services must be paid at Closing by

☐ **Buyer** ☐ **Seller** ☒ **One-Half by Buyer and One-Half by Seller**

☐ **Other** ***n/a***.

15.3. Status Letter and Record Change Fees. Any fees incident to the issuance of Association's statement of assessments (Status Letter) must be paid by ☒**None** ☐**Buyer** ☐**Seller** ☐**One-Half by Buyer and One-Half by Seller.** Any record change fee assessed by the Association including, but not limited to, ownership record transfer fees regardless of name or title of such fee (Association's Record Change Fee) must be paid by ☒**None** ☐ **Buyer** ☐ **Seller** ☐ **One-Half by Buyer and One-Half by Seller.**

15.4. Local Transfer Tax. ☐ **The Local Transfer Tax of *n/a* % of the Purchase Price must be paid at Closing by** ☒**None** ☐ **Buyer** ☐ **Seller** ☐ **One-Half by Buyer and One-Half by Seller.**

15.5. Private Transfer Fee. Private transfer fees and other fees due to a transfer of the Property, payable at Closing, such as community association fees, developer fees and foundation fees, must be paid at Closing by ☒**None** ☐**Buyer** ☐**Seller** ☐**One-Half by Buyer and One-Half by Seller.** The Private Transfer fee, whether one or more, is for the following association(s): ***n/a*** in the total amount of % of the Purchase Price or $.

15.6. Water Transfer Fees. The Water Transfer Fees can change. The fees, as of the date of this Contract, do not exceed $ ***n/a*** for:

☐ Water Stock/Certificates ☐ Water District

☐ Augmentation Membership ☐ Small Domestic Water Company ☐ ***n/a*** and must be paid at Closing by ☐ **None** ☐ **Buyer** ☐ **Seller** ☐ **One-Half by Buyer and One-Half by Seller**

15.7. Sales and Use Tax. Any sales and use tax that may accrue because of this transaction must be paid when due by ☒ **None** ☐ **Buyer** ☐ **Seller** ☐ **One-Half by Buyer and One-Half by Seller.**

16. **PRORATIONS.** The following will be prorated to the **Closing Date**, except as otherwise provided:

16.1. Taxes. Personal property taxes, if any, special taxing district assessments, if any, and general real estate taxes for the year of Closing, based on ☒ **Taxes for the Calendar Year Immediately Preceding Closing** ☐ **Most Recent Mill Levy and Most Recent Assessed Valuation,** adjusted by any applicable qualifying seniors property tax exemption, qualifying disabled veteran exemption or ☐ **Other *n/a***.

16.2. Rents. Rents based on ☐ **Rents Actually Received** ☐**Accrued.** At Closing, Seller will transfer or credit to Buyer the security deposits for all Leases assigned, or any remainder after lawful deductions, and notify all tenants in writing of such transfer and of the transferee's name and address. Seller must assign to Buyer all Leases in effect at Closing and Buyer must assume Seller's obligations under such Leases.

16.3. Association Assessments. Current regular Association assessments and dues (Association Assessments) paid in advance will be credited to Seller at Closing. Cash reserves held out of the regular Association Assessments for deferred maintenance by the Association will not be credited to Seller except as may be otherwise provided by the Governing Documents. Buyer acknowledges that Buyer may be obligated to pay the Association, at Closing, an amount for reserves or working capital. Any special assessment assessed prior to **Closing Date** by the Association will be the obligation of ☐**Buyer** ☒**Seller.** Except however, any special assessment by the Association for improvements that have been

installed as of the date of Buyer's signature hereon, whether assessed prior to or after Closing, will be the obligation of Seller. Seller represents that the Association Assessments are currently payable at approximately $ ***n/a*** per ***n/a*** and that there are no unpaid regular or special assessments against the Property except the current regular assessments and ***NO association fees are currently assessed.*** . Such assessments are subject to change as provided in the Governing Documents. Seller agrees to promptly request the Association to deliver to Buyer before **Closing Date** a current Status Letter.

16.4. Other Prorations. Water and sewer charges, propane, interest on continuing loan, and ***None***.

16.5. Final Settlement. Unless otherwise agreed in writing, these prorations are final.

17. POSSESSION. Possession of the Property will be delivered to Buyer on **Possession Date** at **Possession Time**, subject to the Leases as set forth in § 10.6.1.7.

If Seller, after Closing, fails to deliver possession as specified, Seller will be subject to eviction and will be additionally liable to Buyer for payment of $ ***n/a*** per day (or any part of a day notwithstanding § 18.1) from **Possession Date** and **Possession Time** until possession is delivered.

GENERAL PROVISIONS

18. DAY; COMPUTATION OF PERIOD OF DAYS, DEADLINE.

18.1. Day. As used in this Contract, the term "day" means the entire day ending at 11:59 p.m., United States Mountain Time (Standard or Daylight Savings as applicable).

18.2. Computation of Period of Days, Deadline. In computing a period of days, when the ending date is not specified, the first day is excluded and the last day is included (e.g., three days after MEC). If any deadline falls on a Saturday, Sunday or federal or Colorado state holiday (Holiday), such deadline ☒ **Will** ☐ **Will Not** be extended to the next day that is not a Saturday, Sunday or Holiday. Should neither box be checked, the deadline will not be extended.

19. CAUSES OF LOSS, INSURANCE; DAMAGE TO INCLUSIONS AND SERVICES; CONDEMNATION; AND WALK-THROUGH. Except as otherwise provided in this Contract, the Property, Inclusions or both will be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted.

19.1. Causes of Loss, Insurance. In the event the Property or Inclusions are damaged by fire, other perils or causes of loss prior to Closing in an amount of not more than ten percent of the total Purchase Price (Property Damage), and if the repair of the damage will be paid by insurance (other than the deductible to be paid by Seller), then Seller, upon receipt of the insurance proceeds, will use Seller's reasonable efforts to repair the Property before **Closing Date**. Buyer has the Right to Terminate under § 25.1, on or before **Closing Date** if the Property is not repaired before **Closing Date** or if the damage exceeds such sum. Should Buyer elect to carry out this Contract despite such Property Damage, Buyer is entitled to a credit at Closing for all insurance proceeds that were received by Seller (but not the Association, if any) resulting from damage to the Property and Inclusions, plus the amount of any deductible provided for in the insurance policy. This credit may not exceed the Purchase Price. In the event Seller has not received the insurance proceeds prior to Closing, the parties may agree to extend the **Closing Date** to have the Property repaired prior to Closing or, at the option of Buyer, (1) Seller must assign to Buyer the right to the proceeds at Closing, if acceptable to Seller's insurance company and Buyer's lender; or (2) the parties may enter into a written agreement prepared by the parties or their attorney requiring the Seller to escrow at Closing from Seller's sale proceeds the amount Seller has received and will receive due to such damage, not exceeding the total Purchase Price, plus the amount of any deductible that applies to the insurance claim.

19.2. Damage, Inclusions and Services. Should any Inclusion or service (including utilities and communication services), system, component or fixture of the Property (collectively Service) (e.g., heating or plumbing), fail or be damaged between the date of this Contract and Closing or possession, whichever is earlier, then Seller is liable for the repair or replacement of such Inclusion or Service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or

Initials HR HR BAM BAM

replacement of such Inclusion or Service is not the responsibility of the Association, if any, less any insurance proceeds received by Buyer covering such repair or replacement. If the failed or damaged Inclusion or Service is not repaired or replaced on or before Closing or possession, whichever is earlier, Buyer has the Right to Terminate under § 25.1, on or before **Closing Date**, or, at the option of Buyer, Buyer is entitled to a credit at Closing for the repair or replacement of such Inclusion or Service. Such credit must not exceed the Purchase Price. If Buyer receives such a credit, Seller's right for any claim against the Association, if any, will survive Closing. Seller and Buyer are aware of the existence of pre-owned home warranty programs that may be purchased and may cover the repair or replacement of such Inclusions.

19.3. Condemnation. In the event Seller receives actual notice prior to Closing that a pending condemnation action may result in a taking of all or part of the Property or Inclusions, Seller must promptly notify Buyer, in writing, of such condemnation action. Buyer has the Right to Terminate under § 25.1, on or before **Closing Date**, based on such condemnation action, in Buyer's sole subjective discretion. Should Buyer elect to consummate this Contract despite such diminution of value to the Property and Inclusions, Buyer is entitled to a credit at Closing for all condemnation proceeds awarded to Seller for the diminution in the value of the Property or Inclusions but such credit will not include relocation benefits or expenses, or exceed the Purchase Price.

19.4. Walk-Through and Verification of Condition. Buyer, upon reasonable notice, has the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.

20. RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this Contract, Buyer and Seller acknowledge that the respective broker has advised that this Contract has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this Contract.

21. TIME OF ESSENCE, DEFAULT AND REMEDIES. Time is of the essence for all dates and deadlines in this Contract. This means that all dates and deadlines are strict and absolute. If any payment due, including Earnest Money, is not paid, honored or tendered when due, or if any obligation is not performed timely as provided in this Contract or waived, the non-defaulting party has the following remedies:

21.1. If Buyer is in Default:

☐ **21.1.1. Specific Performance.** Seller may elect to cancel this Contract and all Earnest Money (whether or not paid by Buyer) will be paid to Seller and retained by Seller. It is agreed that the Earnest Money is not a penalty, and the Parties agree the amount is fair and reasonable. Seller may recover such additional damages as may be proper. Alternatively, Seller may elect to treat this Contract as being in full force and effect and Seller has the right to specific performance or damages, or both.

21.1.2. Liquidated Damages, Applicable. This § 21.1.2 applies <u>unless the box in § 21.1.1. is checked</u>. Seller may cancel this Contract. All Earnest Money (whether or not paid by Buyer) will be paid to Seller, and retained by Seller. It is agreed that the Earnest Money specified in § 4.1 is LIQUIDATED DAMAGES, and not a penalty, which amount the parties agree is fair and reasonable and (except as provided in §§ 10.4, 22, 23 and 24), said payment of Earnest Money is SELLER'S ONLY REMEDY for Buyer's failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

21.2. If Seller is in Default: Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received hereunder will be returned and Buyer may recover such damages as may be proper. Alternatively, Buyer may elect to treat this Contract as being in full force and effect and Buyer has the right to specific performance or damages, or both.

22. LEGAL FEES, COST AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation relating to this Contract, prior to or after **Closing Date**, the arbitrator or court must award to the prevailing party all reasonable costs and expenses, including attorney fees, legal fees and expenses.

23. MEDIATION. If a dispute arises relating to this Contract, (whether prior to or after Closing) and is not resolved, the parties must first proceed, in good faith, to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. Before any mediated settlement is binding, the parties to the dispute must agree to the settlement, in writing. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The obligation to mediate, unless otherwise agreed, will terminate if the entire dispute is not resolved within thirty days of the date written notice requesting mediation is delivered by one party to the other at that party's last known address (physical or electronic as provided in § 27). Nothing in this Section prohibits either party from filing a lawsuit and recording a *lis pendens* affecting the Property, before or after the date of written notice requesting mediation. This section will not alter any date in this Contract, unless otherwise agreed.

24. EARNEST MONEY DISPUTE. Except as otherwise provided herein, Earnest Money Holder must release the Earnest Money following receipt of written mutual instructions, signed by both Buyer and Seller. In the event of any controversy regarding the Earnest Money, Earnest Money Holder is not required to release the Earnest Money. Earnest Money Holder, in its sole subjective discretion, has several options: (1) wait for any proceeding between Buyer and Seller; (2) interplead all parties and deposit Earnest Money into a court of competent jurisdiction, (Earnest Money Holder is entitled to recover court costs and reasonable attorney and legal fees incurred with such action); or (3) provide notice to Buyer and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or Claim (between Buyer and Seller) containing the case number of the lawsuit (Lawsuit) within one hundred twenty days of Earnest Money Holder's notice to the parties, Earnest Money Holder is authorized to return the Earnest Money to Buyer. In the event Earnest Money Holder does receive a copy of the Lawsuit, and has not interpled the monies at the time of any Order, Earnest Money Holder must disburse the Earnest Money pursuant to the Order of the Court. The parties reaffirm the obligation of **Mediation.** This Section will survive cancellation or termination of this Contract.

25. TERMINATION.

25.1. Right to Terminate. If a party has a right to terminate, as provided in this Contract (Right to Terminate), the termination is effective upon the other party's receipt of a written notice to terminate (Notice to Terminate), provided such written notice was received on or before the applicable deadline specified in this Contract. If the Notice to Terminate is not received on or before the specified deadline, the party with the Right to Terminate accepts the specified matter, document or condition as satisfactory and waives the Right to Terminate under such provision.

25.2. Effect of Termination. In the event this Contract is terminated, all Earnest Money received hereunder will be returned and the parties are relieved of all obligations hereunder, subject to §§ 10.4, 22, 23 and 24.

26. ENTIRE AGREEMENT, MODIFICATION, SURVIVAL; SUCCESSORS. This Contract, its exhibits and specified addenda, constitute the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract. No subsequent modification of any of the terms of this Contract is valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any right or obligation in this Contract that, by its terms, exists or is intended to be performed after termination or Closing survives the same. Any successor to a Party receives the predecessor's benefits and obligations of this Contract.

27. NOTICE, DELIVERY, AND CHOICE OF LAW.

27.1. Physical Delivery and Notice. Any document, or notice to Buyer or Seller must be in writing, except as provided in § 27.2, and is effective when physically received by such party, any individual named in this Contract to receive documents or notices for such party, the Broker, or Brokerage Firm of Broker working with such party (except any notice or delivery after Closing must be received by the party, not Broker or Brokerage Firm).

27.2. Electronic Notice. As an alternative to physical delivery, any notice, may be delivered in electronic form to Buyer or Seller, any individual named in this Contract to receive documents or notices for such party, the Broker or Brokerage Firm of Broker working with such party (except any notice or delivery after Closing must be received by the party; not Broker or Brokerage Firm) at the electronic address of the recipient by facsimile, email or ***n/a***.

27.3. Electronic Delivery. Electronic Delivery of documents and notice may be delivered by: (1) email at the email address of the recipient, (2) a link or access to a website or server provided the recipient receives the information necessary to access the documents, or (3) facsimile at the Fax No. of the recipient.

27.4. Choice of Law. This Contract and all disputes arising hereunder are governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in Colorado for real property located in Colorado.

28. NOTICE OF ACCEPTANCE, COUNTERPARTS. This proposal will expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 27 on or before **Acceptance Deadline Date** and **Acceptance Deadline Time**. If accepted, this document will become a contract between Seller and Buyer. A copy of this Contract may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together are deemed to be a full and complete contract between the parties.

29. GOOD FAITH. Buyer and Seller acknowledge that each party has an obligation to act in good faith including, but not limited to, exercising the rights and obligations set forth in the provisions of **Financing Conditions and Obligations, Title Insurance, Record Title and Off-Record Title, New ILC, New Survey** and **Property Disclosure, Inspection, Indemnity, Insurability and Due Diligence.**

ADDITIONAL PROVISIONS AND ATTACHMENTS

30. ADDITIONAL PROVISIONS. (The following additional provisions have not been approved by the Colorado Real Estate Commission.)

See attached "Binding Letter of Intent" including Exhibits "A" and "B" (Right of First Refusal language included).

Seller and Buyer both acknowledge that ALL minerals and the entire mineral estate have been previously reserved and NONE are included in this transaction.

31. ATTACHMENTS.

31.1. The following attachments **are a part** of this Contract:

Letter of Intent including Exhibits A and B.

31.2. The following disclosure forms **are attached** but are **not** a part of this Contract:

n/a

SIGNATURES

Buyer: Bryan McLaren ____________________ Date: Apr 21, 2016

Zoned Colorado Properties, LLC
By Bryan McLaren, Authorized Agent

bryan@zonedproperties.com

[NOTE: If this offer is being countered or rejected, do not sign this document. Refer to § 32]

Seller: Hayden Rader (Hayden Rader (Apr 21, 2016)) ____________________ Date: Apr 21, 2016

hrader@rof.net

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Parachute Development Corporation
By Hayden Rader, President

32. COUNTER; REJECTION. This offer is ☐ Countered ☐ Rejected.
Initials only of party (Buyer or Seller) who countered or rejected offer

________ ________ ________ ________

END OF CONTRACT TO BUY AND SELL REAL ESTATE

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33. BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.
(To be completed by Broker working with Buyer)

Broker ☐ **Does** ☒ **Does Not** acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money will be made within five days of Earnest Money Holder's receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.

Broker is working with Buyer as a ☐ **Buyer's Agent** ☐ **Seller's Agent** ☒ **Transaction-Broker** in this transaction. ☐ This is a **Change of Status.**

Brokerage Firm's compensation or commission is to be paid by ☒ **Listing Brokerage Firm**
☐ **Buyer** ☐ **Other** ***n/a.***

Brokerage Firm's Name: ***RE/MAX Country***

Del Dawson ____________________ Date: ***4/15/2016***

Broker's Name: ***Del Dawson***
Address: ***175 Columbine Court Parachute, CO 81635***
Ph: ***9702851128*** Fax: ***9702851137*** Email: ***deldawson@remax.net***

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34. BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.
(To be completed by Broker working with Seller)

Broker ☐ **Does** ☒ **Does Not** acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money will be made within five days of Earnest Money Holder's receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.

Broker is working with Seller as a ☐ **Seller's Agent** ☐ **Buyer's Agent** ☒ **Transaction-Broker** in this transaction. ☐ This is a **Change of Status.**

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Brokerage Firm's compensation or commission is to be paid by ☒ **Seller** ☐ **Buyer** ☐ **Other** ***n/a***.

Brokerage Firm's Name: ***RE/MAX Country***

Broker ______________________________ Date: __________

Del Dawson

Address: ***175 Columbine Court Parachute, CO 81635***

Ph: 970-250-8400 Fax: 970-285-1137 Email: deldawson@remax.net

CBS3-6-15. CONTRACT TO BUY AND SELL REAL ESTATE (COMMERCIAL)

ZONED® PROPERTIES INC

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

Binding Letter of Intent

Between:
Zoned Colorado Properties, LLC.
("Buyer")

And:
Parachute Development Corporation
("Seller")

RE: Lot #7 N. Diamond Loop Rd
Parachute, Colorado, 81635

WHEREAS, it is the intent of the parties to enter into this binding Letter of Intent (this "LOI"), which outlines the essential material terms for the execution of a Purchase Agreement for the purchase of Lot #7 N. Diamond Loop Rd, Parachute, Colorado, 81635.

Premises:	<u>Exhibit A</u> – Property Site and Description.
Purchase Agreement:	Subject to the terms of this LOI, including the contingencies described below, Buyer and Seller shall execute a purchase agreement consistent with the terms of this LOI, no later than the date that is forty-five (45) business days after execution of LOI.
Purchase Price:	**See <u>Exhibit B</u> - Terms**
Close of Escrow:	Close of Escrow shall be 30 days or less after all contingencies are satisfied.
Earnest Funds:	Upon execution of the Purchase Agreement, Buyer to deliver earnest money in the amount of ~~$10,000~~ $45,000 HR BAH to title company within 2 business days.
Closing Costs:	Buyer and Seller to pay their normal and customary closing costs.
Prorations:	Taxes, rents, and other income and expenses pertaining to the subject property shall be apportioned and prorated between Buyer and Seller as of Close of Escrow.
Due Diligence Period:	Upon execution of the Purchase Agreement, Buyer shall commence their Due Diligence period. The Due Diligence period shall expire 45 days after execution of Purchase Agreement. During the Due Diligence period the parties shall cooperate in good faith to complete this due diligence. Seller shall provide all applicable Due Diligence items as indicated on Purchase Agreement.

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

Contingencies:	This LOI and the Purchase Agreement shall be contingent upon: (a) Buyer obtaining financing for the purchase and development of the Premises in such amount and on such terms and provisions as are acceptable to Buyer in its sole and absolute discretion from a lender approved by Buyer in its sole discretion, (b) Special Use Permit granted by Town of Parachute, (c) Protected Development Deal or equivalent agreement approved by Town of Parachute, (d) Buyer obtaining an executed LOI and subsequent Lease Agreement from prospective Tenant, and (e) Buyer's prospective Tenant obtaining a license to cultivate for the location of the subject property. Buyer and Seller agree to cooperate in full to work with Town of Parachute to obtain the Special Use Permit AND Protected Development Deal or equivalent agreement with the Town of Parachute. Seller agrees to cooperate with Buyer's prospective Tenant, as current property owner to facilitate Buyer's prospective Tenant in completing application process and approval with MED prior to close of escrow.
Brokers:	Buyer and Seller represent and warrant to each other that property is currently listed by Del Dawson with ReMax Country. Any commissions owed in conjunction with the sale of the property shall be paid by Seller.
Agency:	Buyer and Seller agree that both parties shall be represented by ReMax Country with appropriate Agency disclosure to follow.
Counterparts:	This LOI may be executed in any number of counterparts, and all such counterparts shall constitute a single document.
Expiration:	This LOI shall expire at 5PM, Arizona Time, on Friday, February 19th, 2016.

[Space Intentionally Left Blank. Signatures on the Following Page.]

HR HR   BAM BAM

ZONED® PROPERTIES INC

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LOI,

BUYER:

ZONED COLORADO PROPERTIES, a Colorado limited liability company

By: Bryan McLaren

Name: Bryan McLaren

Its: Authorized Agent

Date: Feb 17, 2016, 2016

SELLER:

PARACHUTE DEVELOPMENT CORPORATION.

By: Hayden Rader
Hayden Rader (Feb 17, 2016)

Name: Hayden Rader

Its: President

Date: Feb 17, 2016, 2016

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

EXHIBIT A: THE PREMISES

PARCEL ID: 2409-123-02-007

Section: 12 Township: 7 Range: 96

LEGAL DESCRIPTION:

Subdivision:
PARACHUTE PARK P.U.D. Block: 3 Lot: 7
AMENDED LOTS 1-3, 6-10, BLOCK 2 & LOTS
1-18, BLOCK 3 REC #784960


240912302014
240912301008
240912302001
240912302002
240912301013
240912302003
240912301014
240912302005
240912301007
240912433006
240912302007
240912300005
240912302010
240912302008
240912302009

ZONED®
PROPERTIES INC

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

EXHIBIT B: TERMS

PURCHASE PRICE:	$499,857
TERMS:	Buyer to put down 55% of purchase price and Seller to finance 45% of purchase price at an interest rate of 6.5% amortized over a five (5) year period with a balloon payment at the end of year five (5). Payments will be made monthly. No pre-payment penalty will apply.
OPTIONS:	Seller to give Buyer first right of refusal for the option to purchase Lots 3, 4 and 5 in same development known as Parachute Park.

www.zonedproperties.com
877-360-8839

ZONED® PROPERTIES INC

14300 N. Northsight Blvd #208
Scottsdale, AZ 85260

EXHIBIT B: TERMS

PURCHASE PRICE:	$499,857
TERMS:	Buyer to put down 55% of purchase price and Seller to finance 45% of purchase price at an interest rate of 6.5% amortized over a five (5) year period with a balloon payment at the end of year five (5). Payments will be made monthly. No pre-payment penalty will apply.
OPTIONS:	Seller to give Buyer first right of refusal for the option to purchase Lots 3, 4 and 5 in same development known as Parachute Park.

The following language is in addition to the original "Binding Letter of Intent EXHIBIT B: TERMS", and is not valid unless initialed by both parties:

RIGHT OF FIRST REFUSAL

In the event Seller receives an acceptable offer on either Lots 3, 4, and/or 5, Block 3, Seller shall notify Buyer in writing. Buyer shall have thirty (30) days from the receipt of said written notice to commit to a purchase, without conditions. In the event Seller does not receive such a commitment, Seller may sell to a third party and "Buyer" shall have no recourse.

In the event Seller receives an acceptable offer on either Lots 8, 11, 14, and/or 15 of Block 3; either Lots 1, 2, and/or 3, Block 2; and/or Rader Annexation West Lot 1, Seller shall notify Buyer in writing. Buyer shall have fifteen (15) days from the receipt of said written notice to commit to a purchase, without conditions. In the event Seller does not receive such a commitment, Seller may sell to a third party and "Buyer" shall have no recourse.

This RIGHT OF FIRST REFUSAL shall not terminate until all lots are sold.

Hayden Rader
Hayden Rader (Apr 21, 2016)

Seller initials

Bryan McLaren

Buyer initials